Labor Contract

Party A (the employer): Shanghai Vomart Auto Parts Co., Ltd.
Address: No. 288 Maodian Road, Liantang Town, Qingpu District
Economic type: Limited Liability
Legal representative: Shen Zhoufeng
Postal code: 201715
Contact #: 021-59815555

Name of Party B: Zhoufeng Shen
Registered location: Puxie, Lucheng District, Wenzhou city, Zhejiang Province
ID card No: 330323197210200035
Current Residence address ( Street): No. 128-66  Civil Aviation Road
Postal code:
Contact:

Party B has been advised on and fully understood its applied post/position’s job nature and requirements, working conditions, labor protection and other basic information related to implementation of rights and obligations of labor contract from Party A, and he commits that the application data provided to Party A is authentic and valid. According to Labor Law of PRC , Contract Law of PRC and other provisions of relevant laws and regulations, both Parties have reached the following agreement (“Contract”) on the principle of legality, fairness, equality, free will, consensus and good faith:

I. Contract  type and period

1.  Contract period
Party A and Party B select the following type 1 to determine duration of this contract:

1)	Fixed period, from October 21, 2010 to January 1, 2013, a total of months.

2)	Non-fixed period, from (MM/DD/YY) till appearance of termination conditions by laws and regulations.

3)	Period on the base of completion of certain tasks: from (MM/DD/YY) till when the work is completed, then the Contract will terminate automatically.

2. Probation period

1)	Probation period starts on (MM/DD/YY )and ends on (MM/DD/YY), a total of months.

2)	If Party B has been proved not to meet the employment requirements during the probation period, Party A shall terminate the Labor Contract at any time after providing reasons.

II  Post and work location

1. Party A, based on operating (working) need, employs Party B to serve as General Manager of the General Management Department.

2.  Change of post

1)
According to the company's operating needs and Party B's working performance or health condition, Party A shall change Party B's post and the corresponding work arrangement, while Party B shall present full understanding and consent.

2)
Party’s B work content shall be based on job description or job responsibilities scope provided by Party A.  According to work content standard specified in the preceding paragraph, Party B shall complete the work task in a timely, qualitative and quantitative manner, and further accept Party A’s evaluation.

3)
If Party B fails to meet the evaluation criteria after evaluation, it is regarded that Party B is not qualified for the post as stipulated in the contract; Party A shall notify Party B in writing to change his post.

4)
Upon receiving Party A’s written notice for post change in conformity to agreed conditions, Party B shall report to the new post on the date specified in the notice, otherwise Party A may terminate this contract.

5)
For Party A’s operation needs, Party B's work locations includes but not limited to the following:  location of Party A’s domestic branches; location of Party A’s affiliated organizations; location of Party A’s customers and suppliers and other regions where Party A launches business activities. Party B's working location and working time shall be arranged by Party A based on work demand and business needs.

III.  Working hour, break and vacation

1.  Party A shall, according to post nature, business needs etc, make specific arrangements on Party B’s working hours in compliance with government regulations. And Party B now implements working system determined in the following item 1

1)	Standard working hours: 5 days per week, no more than 8 hours per day. Meal time is not included in the working hours.

2)
Comprehensive calculating working time System: working hour is comprehensively calculates according to period approved by the government, and specific work and break time shall be executed according to the company’s regulations.

3)
Variable interval working system:  the post of variable interval working system shall be implemented according to the government approval, under condition of ensuring the completion of tasks, work and break time shall be implemented according to the company’s regulations.

2 For variable interval and comprehensive working time system, Party A’s obtainment of valid approval from the labor administrative department serves as a precondition.  In the valid period of labor contract, if the post is not approved or the approval qualification is revoked, both parties shall implement automatically in accordance with the standard working hours system; If Party B’s post that is originally implemented in standard working hours system, implements  in comprehensive calculating working time system or variable interval working system upon approval by relevant government authority,  then Party B's working time is automatically implemented in accordance with the approval.

3.  Based on its work demand and the operation needs, Party A can arrange Party B to work overtime by law. If Party B works overtime by Party A’s arrangement or approval, by law, party A shall provide Party B with the corresponding compensatory leave time or pay overtime wages according to the Party A's relevant rule and regulations. All overtime work needs prior application or approval; otherwise it is regarded as invalid.

4. Party B can enjoy statutory holidays and other holidays in accordance with the State’s regulations and Party A’s system.

IV. Labor protection and working conditions

1.  Party A shall provide Party B with sound working environment and labor protection facilities in accordance with state’s regulations; shall establish and improve labor safety and hygiene system; shall strictly implement state labor safety and hygiene regulations and standards and provide Party B with labor safety and hygiene education so as to prevent accidents in the work process and reduce occupational hazards. Party B shall consciously attend with a view to enhancing awareness of labor safety and self-protection.

V. Labor remuneration

1. Party A confirms that Party B shall implement the following wage form in accordance with the company’s wage system:

1). Hourly wages

During probation period, Party B’s basic wage is RMB 8000 Yuan/ month before taxes. The performance bonus is ____ Yuan/ month, which is vouched and issued according to Party B’s job performance and its assessment thereof.

Upon becoming a regular employee, Party B’s basic wage when is ____ Yuan/ month before taxes, and the performance bonus is ____ Yuan/ month, which is vouched and issued according to Party B’s job performance and its assessment thereof.

Bonus of business personnel is implemented according to the company’s bonus-awarding policy for business personnel.

In the event that Party A’s wage system or Party B’s post is changed, Party B’s wage is determined according to the wage standards of the new post.

2). Other wage forms, as specified below:

2. Party A shall pay monetary wages to Party B monthly, with a pay day on the 15th of the following month. If Party B has any issues with the wage payment, Party B shall consult with HR personnel within a week. Otherwise, it will be regarded as Party B’s consent.

VI. Social insurance and welfare

1. Party A and Party B shall participate in a social insurance or comprehensive insurance of non-resident employees in accordance with the provision of local governments. Party A shall pay the due amount on behalf of Party B, which shall be withheld from Party B’s wage.

2. In the valid period of the Contract, Party A shall reimburse Party B according to the relevant state and local (i.e., Party B’s working location) regulations and provisions in the events of Party B’s maturity leave, retirement, sickness, industrial injury, disability, and death.

VII. Labor discipline, rules and regulations

1.	Party A formulates and publishes various rules and regulations according to related national laws and regulations.

2.
Party B shall abide by the rules and regulations, formulated by Party A according to laws, which are discussed and published or notified to Party B. Party B shall obey Party A’s leadership, management and direction, and keep secret of Party A’s business.

3.
If Party B violates labor discipline or Party A’s rules and regulations, Party A may take certain disciplinary actions, or impose economic punishment to Party B in accordance with the State and Party A’s rules and regulations, even to terminate the Labor Contract.

VIII. Modification, rescission, termination and renewal of Labor Contract

1. If one of the following situations occurs, Party A and Party B can modify the contract:

1)	Both parties reach a consensus not to damage interests of country, collectivity and others;

2)
In the case of the occurrence of substantial changes to objective circumstances, on the basis of which the Labor Contract is entered into, the labor contract may be modified upon mutual consultation by both parties;

3)	Labor Contract can not be fully fulfilled because of force majeure;

4)	Laws and regulations, on the basis of which the Labor Contract is entered into, have been amended;

5)	Other situations regulated in laws and regulations.

2. Party A can terminate the contract if any one of the following situations happens to Party B:

1)	Party B fails to satisfy the employment requirements during the probation period;

2)	Substantially violates the rules and regulations stipulated by Party A;

3)	Party B has neglected its own duties materially or been engaged in malpractice for personal interest , but has caused heavy losses to the interest of Party A;

4)	Party B establishes labor relationship with other employers without written consent of Party A, and refuses to rectify even with Party A’s warning;

5)	Party B misleads Party A to enter into or modify the Labor Contract through cheating, coercion or taking advantages of Party A’s vulnerability;

6)	Party B is subjected to criminal liability;

3. If one of the following situations happens, Party A can terminate this contract, but shall notify Party B in writing 30 days in advance;

1)	Party A lays off employees under legal procedures;

2)
Party B has been attached by a disease or has non-industrial injury. After the medical treatment period expires, Party B can neither perform the former job nor engage in other jobs arranged by Party A;

3)	Party B is not competent for the work and still fails to complete the work after receiving training or post adjustment;

4)
The original contract can not be performed because of substantial changes in objective circumstances on which the original Labor Contract was based. Both parties can not reach a consensus on modifying the Labor Contract upon mutual consultation.

4. If one of the following situations happens to Party B, Party A can not terminate the Labor Contract in accordance with Section 3 above of this Article (with the exception that is stipulated by laws and regulations);

1)	Party B has not gone through occupational health examination prior to leaving the position, or is a suspected occupational patient in diagnosis stage or medical observation stage;

2)	Party B has been attached by an occupational disease or has industrial injury, and has lost or partially lost labor capacity;

3)	Party B has been attached by a disease or has non-industrial injury but still is in the regulated medical treatment period;

4)	Female employee in pregnancy, childbirth, and breast-feeding period;

5)	Party B has consecutively worked for more than 15 years for Party A and is less than 5 years to reach the retirement age as stipulated by law;

6)	Other situations as stipulated by laws and administrative regulations.

5. If one of the following situations happens, Party B can notify Party A to terminate this contract at any time:

1)	Party A fails to pay labor remuneration and social insurance as stipulated in the Contract, or fails to provide labor protection or working condition as stipulated in the Labor Contract;

2)	Party A has forced Party B to work by means of violence, threaten or unlawful restrain of Party B’s liberty;

3)	Party A has forced Party B to work in dangerous condition in violation of safety regulations;

4)	The rules and regulations of the employer violate provisions of laws and regulations and endanger employee’s’ rights and interests;

5)	Labor Contract is invalid because of violation of the first item of the Article 26 in Labor Contract Law of People’s Republic of China;

6)	Other situations as stipulated in laws and administrative regulations.

6. Unless as stipulated in Section 5 of this Article, Party B can terminate this contract by notifying Party A in writing 30 days in advance.

7. This contract can be terminated upon mutual consultation by both parties.

8. If one of the following situations happens, this contract can be terminated automatically. Both parties go through the procedures of terminating Labor Contract:

1)	Term of this contract is full

2)	Party B starts enjoying basic retirement pension lawfully;

3)	Death of Party B or declared death or missing by People’s Court;

4)	Party A is declared bankruptcy lawfully;

5)	Party A is revoked its business license, is ordered to shut down or dissolve; or Party A decides to dissolve in advance;

6)	Other situations as stipulated in laws and administrative regulations.

10. If both parties have the intention to renew the contract, they shall conduct mutual consultation on the renewal procedures prior to the end of the contract. If both parties can reach an agreement, then the Labor Contract can be renewed.

11. After this contract matures, if both parties still have labor relationship, they shall retroact or renew Labor Contract within one month.

12. Party B shall, upon the termination or cancellation of the Contract, return on time all used, borrowed or kept articles, tools, and technical information of Party A (including any information carrier or customer information related to Party A’s business) according to Party A’s termination rules, and agree that Party A can deduct debts from the Party B’s salary or compensation if Party B does not pay off debts to Party A.

IX. Nullification of Labor Contract

Before Party B signs the Labor Contract, Party A has the right to know Party B’s basic information directly related to Labor Contract, including but not limited to Party B’s education background, resume, qualification or certificate and whether Party B’s previous labor relation was cancelled or terminated, etc. Party B shall state and commit in writing of the authenticity of all materials presented. If Party B misrepresents information on purpose or hides any basic information mentioned above to cheat Party A to sign the Labor Contract, it shall be regarded as Party B’s fraudulent conduct to mislead Party A. Hereto Party A has the right to terminate the contract, the loss caused to Party A shall be fully undertaken by Party B.

X. Responsibilities by canceling, termination or violation of Labor Contract

1. If one of the following situations happens, Party A shall undertake liability for damage;

1)	Labor rules and regulations stipulated by Party A violate laws and regulations, and cause damages to Party B;

2)	Invalid Labor Contract due to Party A‘s fault that has caused damages to Party B;

3)	Party A terminates the labor contract in violation of labor laws and regulations, or intentionally delays to sign the labor contract, and has caused damage to Party B;

4)	Other situations as stipulated in laws and regulations.

2. If one of the following situations happens, Party B shall undertake liability for damage;

1)	Party B violates labor laws and regulations or rules stipulated by Party A, and has caused damages to Party A;

2)	Invalid Labor Contract due to Party B‘s fault that has caused damages to Party A;

3)	Leaving employee fails to transfer works following the rules, and has caused damages to Party A;

4)	Party B violates Article IX in this contract, and has caused damages to Party A;

3.  Compensatory damages of Party B, include but not limited to:

1)	Training expense and recruiting fee paid by Party A;

2)	Direct economic losses to production, operating and work caused by Party B;;

3)	Other compensation stipulated in this contract.

XI. Settlement of labor dispute

Any dispute occurring in performing the labor contract should be settled through negotiation by both parties. In case it fails, one party can resort to the Board of Arbitration in Party A’s domicile. The party that does not accept the arbitral decision can file a law suit with People’s Court in Party A’s domicile within 15 days upon receiving the arbitration award.

XII. Other contents consulted by both parties

1. Any matters uncovered in this contract shall be subjected to mutual consultation by both parties. But consensus reached by both parties shall not conflict with existing state labor laws and regulations.

2. During the valid period of the labor contract, all patents, copyrights and other intellectual properties produced by Party B on job duty using Party A’s material and technology shall belong to Party A. Party B has no right to implement commercial development.

3. After signing this contract, Party B shall not be employed by any other employers to engage in the same, similar or competitive business with Party A.

4. Party B shall strictly keep Party A’s and its affiliated company’s confidential information and business secrets during the valid period of the labor contract. Party B shall not disclose it to any third party (including Party A’s employee not related to the work). Party B’s violation of the confidentiality is regarded as a serious breaching of the contract, and constitutes sufficient reason for Party B to be dismissed.

5. Both parties shall enter into another Service Agreement whenever Party B is trained with cost covered by Party A. This agreement is as an appendix of the Contract and shall has the same legal effect as the Contract.

6.  Both parties shall enter into another Non-Competitive Agreement if Party B holds an important post with access to confidential business information of Party A. This agreement is as an appendix of the Contract and shall has the same legal effect as the Contract.

XIII Miscellaneous

1. This labor contract is in triplicate, two for Party A, one for Party B, and will take into effect after execution of both parties, with the same legal validity.

2. Appendix of the Contract has the same legal effect as the Contract. However, if the clauses of this contract have any conflict or inconformity with contents of appendix, contents in the appendix shall prevail.

3. Party B confirms that the following address is the mailing address for documents related to the labor contract. If the address is changed, Party B shall notify Party A and the address on this contract shall be changed accordingly.

Current address and post code:	Employee signs and confirms
Changed address and post code:	Employee signs and confirms
Changed address and post code:	Employee signs and confirms

XIV. Special Notes

1. Party B acknowledges to have received and agrees to abide by the various rules and regulations of Party A that are effective at the time the contract is signed. If Party A’s existing rules and regulations, matters uncovered or contract clauses conflict with current labor laws and regulations, the latter shall prevail. Otherwise, they are still legal and thus effective.

2. This contract shall become effective upon being signed or sealed by both parties. The contract will be invalid once altered or signed without authorization.

3.

Appendix 1. “Employee Manual”

2.

3.

Party A seal:
(Legal representative or authorized agent, seal)

Shanghai Vomart Auto Parts Co.,ltd.	Party B signature:

Shen Zhoufeng

Oct 21, 2010

Oct 21, 2010